Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2015 FOURTH QUARTER AND FULL YEAR

San Antonio, February 25, 2016 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and full year ended December 31, 2015.

“Over the past year, we have made great progress in aligning our Americas and International portfolios to focus on our most attractive strategic opportunities, while continuing to invest in our conversion to digital,” said Bob Pittman, Executive Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “With consumers out of their homes more than ever, we look forward to both Americas and International increasingly developing the critical programmatic and data capabilities to deliver powerful new value to our advertising and agency partners.”

“Despite headwinds and excluding the impact from movements in foreign exchange rates—both our Americas and International segments posted solid revenue growth for the quarter and the full year,” said Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. “In fact, Americas delivered its biggest quarter in a half-decade in terms of revenue and OIBDAN. The recent sale of nine non-strategic U.S. operations will enable us to focus more on those markets positioned to contribute to our future growth. At International, we’re pleased with our performance across the board – especially our ability to navigate successfully through the challenges of certain overseas economies.”

Key Financial Highlights

The Company’s key financial highlights for the fourth quarter 2015 include:

•	Consolidated revenues increased 3% to $823 million in 2015 compared to 2014 after adjusting for a $51 million impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 4%.

•	Americas revenues increased $7 million, or 2%, after adjusting for a $7 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased less than 1%.

•	International revenues increased $14 million, or 3%, after adjusting for a $43 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased $29 million, or 7%.

•	OIBDAN[1] decreased 2%, excluding the impact from movements in foreign exchange rates. On a reported basis, OIBDAN[1] decreased 6%.

The Company’s key financial highlights for 2015 include:

•	Consolidated revenues increased 2% to $3 billion in 2015 compared to 2014 after adjusting for a $229 million impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 5%.

•	Americas revenues increased $22 million, or 2%, after adjusting for a $23 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased $2 million, or less than 1%.

•	International revenues increased $52 million, or 3%, after adjusting for a $206 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased $153 million, or 10%.

•	OIBDAN[1] increased 1%, excluding the impact from movements in foreign exchange rates. On a reported basis, OIBDAN[1] decreased 3%.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Installed 43 new digital billboards during the fourth quarter (88 over the full year) in North America for an end-of-year total of 1,263 across 38 markets in Americas.

•	Secured the 15-year bus shelter advertising contract for the London Borough of Tower Hamlets that includes upgrading and replacing shelters across the borough and installing digital screens with built-in mobile interactivity.

•	Acquired Arqiva’s payphone business and announced plans to replace telephone boxes in London and across the UK with state-of-the-art kiosks to better serve advertisers and consumers.

•	Partnered with AT&T to provide enhanced audience data for out-of-home advertisers in the US. Marketers using Americas outdoor’s network of displays and billboards now can determine the number of people who pass by a specific billboard or display and gather aggregated anonymous demographic data about these audiences.

•	Won a major contract renewal with SL (Stockholm Public Transport) to operate all metro, railway and bus shelter advertising throughout Stockholm – running for five years starting in January 2017, with a potential extension for four more years.

•	Retained the advertising contract for Sainsbury’s stores in the UK that includes upgrading 350 assets to digital, powered by Clear Channel’s intelligent content management system, Play iQ, to offer advertisers live availabilities and campaign reporting.

•	Launched the largest interactive digital out-of-home screen in Belgium – I-conic – a 140m2 screen in the center of Brussels.

•	Won the exclusive five-year contract to manage the bus-wrap advertising operations of one of Singapore’s local bus operator Tower Transit Singapore, starting in May 2016.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Revenue[1]
Americas	$364,536	$365,203	(0%)	$1,349,021	$1,350,623	(0%)
International	407,529	436,806	(7%)	1,457,183	1,610,636	(10%)

Consolidated revenue	$772,065	$802,009	(4%)	$2,806,204	$2,961,259	(5%)

Operating expenses[1,2]
Americas	$213,096	$214,812	(1%)	$830,636	$839,412	(1%)
International	313,070	322,271	(3%)	1,195,770	1,305,995	(8%)

Consolidated operating expenses	$526,166	$537,083	(2%)	$2,026,406	$2,145,407	(6%)

OIBDAN[1]
Americas	$151,440	$150,391	1%	$518,385	$511,211	1%
International	94,459	114,535	(18%)	261,413	304,641	(14%)
Corporate[1]	(26,775)	(31,285)		(107,946)	(123,151)

Consolidated OIBDAN[1]	$219,124	$233,641	(6%)	$671,852	$692,701	(3%)

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Revenue[1]
Americas	$371,933	$365,203	2%	$1,372,446	$1,350,623	2%
International	450,743	436,806	3%	1,662,799	1,610,636	3%

Consolidated revenue	$822,676	$802,009	3%	$3,035,245	$2,961,259	2%

Operating expenses[1,2]
Americas	$218,808	$214,812	2%	$849,778	$839,412	1%
International	348,275	322,271	8%	1,374,293	1,305,995	5%

Consolidated operating expenses	$567,083	$537,083	6%	$2,224,071	$2,145,407	4%

OIBDAN[1]
Americas	$153,125	$150,391	2%	$522,668	$511,211	2%
International	102,468	114,535	(11%)	288,506	304,641	(5%)
Corporate[1]	(27,139)	(31,285)		(111,486)	(123,151)

Consolidated OIBDAN[1]	$228,454	$233,641	(2%)	$699,688	$692,701	1%

Certain prior period amounts have been reclassified to conform to the 2015 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses.

Consolidated

Consolidated revenues increased 2% to $3 billion in 2015 compared to 2014 after adjusting for a $229 million impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 5%.

After adjusting for movements in foreign exchange rates, the Company’s OIBDAN1 was up 1% in 2015 compared to 2014. Included in the 2015 OIBDAN1 were $13 million of operating expenses and $7 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, $10 million lower than such expenses in the prior year. On a reported basis, OIBDAN1 decreased 3% to $672 million for the year compared to 2014.

The Company’s consolidated net loss totaled $71 million in 2015 compared to consolidated net income of $17 million in 2014. The decrease was primarily due to higher income tax expense and lower revenues in 2015 compared to 2014.

Americas

Americas outdoor revenues increased $22 million, or 2%, during 2015 compared to 2014 after adjusting for a $23 million impact from movements in foreign exchange rates. Growth was driven primarily by an increase in revenues from digital billboards as a result of new deployments, as well as from our Spectacolor business, partially offset by lower advertising revenues from our static bulletins and posters, and our airports business. On a reported basis, revenues decreased $2 million.

Operating expenses increased $10 million, or 1%, during 2015 compared to 2014 after adjusting for a $19 million impact from movements in foreign exchange rates, primarily due to higher variable site lease expenses related to the increase in revenues. On a reported basis, operating expenses decreased $9 million, or 1%.

OIBDAN increased $11 million, or 2%, during 2015 compared to 2014 after adjusting for a $4 million impact from movements in foreign exchange rates. On a reported basis, OIBDAN increased $7 million, or 1%.

International

International outdoor revenues increased $52 million, or 3%, during 2015 compared to 2014 after adjusting for a $206 million impact from movements in foreign exchange rates. Growth was driven primarily by strong performance in Europe and Australia. On a reported basis, revenues decreased $153 million, or 10%.

Operating expenses increased $68 million, or 5%, during 2015 compared to 2014 after adjusting for a $179 million impact from movements in foreign exchange rates, primarily as a result of higher variable costs associated with higher revenue, as well as higher spending on strategic efficiency initiatives. In addition, operating expenses of $11.4 million were recorded in the fourth quarter of 2015 to correct for accounting errors included in the results for our Netherlands subsidiary reported in prior years. On a reported basis, operating expenses decreased $110 million, or 8%.

OIBDAN decreased $16 million, or 5%, during 2015 as compared to 2014 after adjusting for a $27 million impact from movements in foreign exchange rates. On a reported basis, OIBDAN decreased $43 million, or 14%.

Clear Channel International, B.V. (“CCIBV”)

CCIBV’s consolidated revenues decreased $159 million, or 12%, to $1.2 billion in 2015 compared to 2014. This decrease includes a $206 million decrease resulting from movements in foreign exchange rates.

CCIBV’s operating income was down $1 million, or 5%, in 2015 compared to 2014. This decrease includes a $3 million decrease resulting from movements in foreign exchange rates.

Liquidity and Financial Position

For the year ended December 31, 2015, cash flow provided by operating activities was $299 million, cash flow used for investing activities was $258 million, cash flow provided by financing activities was $199 million, and there was $14 million impact from movements in foreign exchange rates on cash. The net increase in cash was $227 million.

Capital expenditures for the year ended December 31, 2015 were approximately $218 million compared to $231 million for the year 2014.

On December 16, 2015, through one of our international subsidiaries, the Company issued $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “Notes”). On December 20, 2015, the board of directors of the Company (the “Board”) declared a special cash dividend of $217.8 million to our stockholders, which was paid on January 7, 2016, using the net proceeds of the offering of the Notes.

In the first quarter of 2016, Americas outdoor sold nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas for approximately $602 million in cash and certain advertising assets in Florida. These markets contributed approximately $105 million in revenue, approximately $48 million in OIBDAN in 2015 and approximately $29 million in Operating income.

On January 21, 2016, the Board declared a special cash dividend of $540.0 million to our stockholders, which was paid on February 4, 2016, using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to the Company and a portion of the proceeds from the sale of non-strategic domestic outdoor markets.

The consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 7.2:1 at December 31, 2015, and the senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.8:1 at December 31, 2015. As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $717 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended December 31, 2015:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended December 31, 2015
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$717.4
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(20.4)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(9.9)
Non-cash charges	(10.8)
Other items	(5.0)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(410.3)

Operating income	261.0
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	400.5
Less: Interest expense, net	(355.7)
Plus: Interest income on Due from iHeartCommunications	61.4
Less: Current income tax benefit	(46.6)
Plus: Other income, net	12.4
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	8.7
Change in assets and liabilities, net of assets acquired and liabilities assumed	(42.8)

Net cash provided by operating activities	$298.9

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on February 25, 2016 at 8:30 a.m. Eastern Time. The conference call number is (866) 320-4708 (U.S. callers) and (651) 291-3820 (International callers) and the passcode for both is 385380. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 385380. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$772,065	$802,009	$2,806,204	2,961,259
Operating expenses:
Direct operating expenses	386,873	401,397	1,494,902	1,596,888
Selling, general and administrative expenses	139,293	135,686	531,504	548,519
Corporate expenses	29,126	33,316	116,380	130,894
Depreciation and amortization	95,423	108,359	375,962	406,243
Impairment charges	—	3,530	21,631	3,530
Other operating income (expense), net	(5,068)	(265)	(4,824)	7,259

Operating income	116,282	119,456	261,001	282,444
Interest expense	89,609	88,096	355,669	353,265
Interest income on Due from iHeartCommunications	15,507	15,174	61,439	60,179
Equity in earnings (loss) of nonconsolidated affiliates	352	13	(289)	3,789
Other income (expense), net	(5,085)	(887)	12,387	15,185

Income (loss) before income taxes	37,447	45,660	(21,131)	8,332
Income tax benefit (expense)	(69,886)	6,285	(50,177)	8,787

Consolidated net income (loss)	(32,439)	51,945	(71,308)	17,119
Less: Amount attributable to noncontrolling interest	8,944	8,639	24,764	26,709

Net income (loss) attributable to the Company	$(41,383)	$43,306	$(96,072)	$(9,590)

For the three months ended December 31, 2015, foreign exchange rate movements decreased the Company’s revenues by $51 million and decreased direct operating expenses by $30 million, SG&A expenses by $11 million and Corporate expenses by $0 million. For the year ended December 31, 2015, foreign exchange rate movements decreased the Company’s revenues by $229 million and decreased direct operating expenses by $147 million, SG&A expenses by $51 million and Corporate expenses by $4 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2015 and December 31, 2014:

(In millions)	December 31, 2015	December 31, 2014
Cash and cash equivalents	$412.7	$186.2
Total current assets	1,577.2	1,064.1
Net property, plant and equipment	1,628.0	1,905.7
Due from iHeartCommunications	930.8	947.8
Total assets	6,357.2	6,346.6
Current liabilities (excluding current portion of long-term debt)	916.3	714.4
Long-term debt (including current portion of long-term debt)	5,161.2	4,933.9
Shareholders’ deficit	(569.7)	(140.9)

TABLE 3 - Total Debt

At December 31, 2015 and December 31, 2014, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	December 31, 2015	December 31, 2014
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	225.0	—
Other debt	19.0	15.1
Original issue discount	(7.8)	(6.2)

Total debt	5,161.2	4,933.9
Cash	412.7	186.2

Net Debt	$4,748.5	$4,747.7

The current portion of long-term debt was $4.3 million and $3.5 million as of December 31, 2015 and December 31, 2014, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and year months ended December 31, 2015 and 2014. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Interest income on Due from iHeartCommunications, Inc.; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. The Company believes this measure is an important indicator of its operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to translate our 2015 actual foreign revenues, expenses and OIBDAN in local currency to U.S. dollars using average 2014 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income, net	Impairment charges	Other adjustments	OIBDAN
Three Months Ended December 31, 2015
Americas	$98,500	$—	$52,940	$—	$—	$—	$151,440
International	53,360	—	41,099	—	—	—	94,459
Corporate	(30,510)	2,314	1,384	—	—	37	(26,775)
Other operating income, net	(5,068)	—	—	5,068	—	—	—

Consolidated	$116,282	$2,314	$95,423	$5,068	$—	$37	$219,124

Three Months Ended December 31, 2014
Americas	$97,325	$—	$53,066	$—	$—	$—	$150,391
International	60,388	—	54,147	—	—	—	114,535
Impairment Charges	(3,530)	—	—	—	3,530	—	—
Corporate	(34,462)	2,031	1,146	—	—	—	(31,285)
Other operating income, net	(265)	—	—	265	—	—	—

Consolidated	$119,456	$2,031	$108,359	$265	$3,530	$—	$233,641

Year Ended December 31, 2015
Americas	$313,871	$—	$204,514	$—	$—	$—	$518,385
International	95,353	—	166,060	—	—	—	261,413
Impairment Charges	(21,631)	—	—	—	21,631	—	—
Corporate	(121,768)	8,359	5,388	—	—	75	(107,946)
Other operating income, net	(4,824)	—	—	4,824	—	—	—

Consolidated	$261,001	$8,359	$375,962	$4,824	$21,631	$75	$671,852

Year Ended December 31, 2014
Americas	$307,283	$—	$203,928	$—	$—	$—	$511,211
International	106,498	—	198,143	—	—	—	304,641
Impairment Charges	(3,530)	—	—	—	3,530	—	—
Corporate	(135,066)	7,743	4,172	—	—	—	(123,151)
Other operating income, net	7,259	—	—	(7,259)	—	—	—

Consolidated	$282,444	$7,743	$406,243	$(7,259)	$3,530	$—	$692,701

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

	Three Months Ended		% Change	Year Ended
(In thousands)	December 31,			December 31,		% Change
	2015	2014		2015	2014
Consolidated revenue	$772,065	802,009	(4%)	$2,806,204	2,961,259	(5%)
Excluding: Foreign exchange decrease	50,611	—		229,041	—

Revenue excluding effects of foreign exchange	$822,676	$802,009	3%	$3,035,245	$2,961,259	2%

Americas revenue	$364,536	$365,203	(0%)	$1,349,021	$1,350,623	(0%)
Excluding: Foreign exchange decrease	7,397	—		23,425	—

Americas revenue excluding effects of foreign exchange	$371,933	$365,203	2%	$1,372,446	$1,350,623	2%

International revenue	$407,529	$436,806	(7%)	$1,457,183	$1,610,636	(10%)
Excluding: Foreign exchange decrease	43,214	—		205,616	—

International revenue excluding effects of foreign exchange	$450,743	$436,806	3%	$1,662,799	$1,610,636	3%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

	Three Months Ended			Year Ended		% Change
(In thousands)	December 31,		% Change	December 31,
	2015	2014		2015	2014
Consolidated expense	$526,166	$537,083	(2%)	$2,026,406	$2,145,407	(6%)
Excluding: Foreign exchange decrease	40,917	—		197,665	—

Consolidated expense excluding effects of foreign exchange	$567,083	$537,083	6%	$2,224,071	$2,145,407	4%

Americas expense	$213,096	$214,812	(1%)	$830,636	$839,412	(1%)
Excluding: Foreign exchange decrease	5,712	—		19,142	—

Americas expense excluding effects of foreign exchange	$218,808	$214,812	2%	$849,778	$839,412	1%

International expense	$313,070	$322,271	(3%)	$1,195,770	$1,305,995	(8%)
Excluding: Foreign exchange decrease	35,205	—		178,523	—

International expense excluding effects of foreign exchange	$348,275	$322,271	8%	$1,374,293	$1,305,995	5%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Consolidated OIBDAN	$219,124	$233,641	(6%)	$671,852	$692,701	(3%)
Excluding: Foreign exchange decrease	9,330	—		27,836	—

OIBDAN excluding effects of foreign exchange	$228,454	$233,641	(2%)	$699,688	$692,701	1%

Americas OIBDAN	$151,440	$150,391	1%	$518,385	$511,211	1%
Excluding: Foreign exchange decrease	1,685	—		4,283	—

Americas OIBDAN excluding effects of foreign exchange	$153,125	$150,391	2%	$522,668	$511,211	2%

International OIBDAN	$94,459	$114,535	(18%)	$261,413	$304,641	(14%)
Excluding: Foreign exchange decrease	8,009	—		27,093	—

International OIBDAN excluding effects of foreign exchange	$102,468	$114,535	(11%)	$288,506	$304,641	(5%)

Corporate OIBDAN	$(26,775)	$(31,285)	(14%)	$(107,946)	$(123,151)	(12%)
Excluding: Foreign exchange decrease	(364)	—		(3,540)	—

Corporate OIBDAN excluding effects of foreign exchange	$(27,139)	$(31,285)	(13%)	$(111,486)	$(123,151)	(9%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

	Three Months Ended			Year Ended
(In thousands)	December 31,		% Change	December 31,		% Change
	2015	2014		2015	2014
Corporate Expense	$29,126	$33,316	(13%)	$116,380	$130,894	(11%)
Less: Non-cash compensation expense	(2,314)	(2,031)		(8,359)	(7,743)
Less: Amortization of system implementation costs	(37)	—		(75)	—

	$26,775	$31,285	(14%)	$107,946	$123,151	(12%)

Reconciliation of OIBDAN to Operating income for Americas outdoor markets sold

Year Ended December 31,
(In thousands)	2015
OIBDAN	$47,856
Less: Depreciation and amortization	19,195
Plus: Other operating income	806

Operating income	$29,467

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
OIBDAN	$219,124	$233,641	(6%)	$671,852	$692,701	(3%)
Non-cash compensation expense	2,314	2,031		8,359	7,743
Depreciation and amortization	95,423	108,359		375,962	406,243
Impairment charges	—	3,530		21,631	3,530
Amortization of deferred system implementation costs	37	—		75	—
Other operating income (expense), net	(5,068)	(265)		(4,824)	7,259

Operating income	116,282	119,456		261,001	282,444
Interest expense	89,609	88,096		355,669	353,265
Interest income on Due from iHeartCommunications	15,507	15,174		61,439	60,179
Equity in earnings (loss) of nonconsolidated affiliates	352	13		(289)	3,789
Other (income) expense, net	(5,085)	(887)		12,387	15,185

Income (loss) before income taxes	37,447	45,660		(21,131)	8,332
Income tax benefit (expense)	(69,886)	6,285		(50,177)	8,787

Consolidated net income (loss)	(32,439)	51,945		(71,308)	17,119
Less: Amount attributable to noncontrolling interest	8,944	8,639		24,764	26,709

Net income (loss) attributable to the Company	$(41,383)	$43,306		$(96,072)	$(9,590)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 640,000 displays in over 35 countries across five continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 1,050 digital billboards across 29 U.S. markets. Clear Channel Outdoor Holdings’ International segment operates in 22 countries across Asia, Australia and Europe in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Brian Coleman

Senior Vice President and Treasurer

(210) 832-3311

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or other liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders; and the impact of these and additional factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.